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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2004


                              Alleghany Corporation
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-9371                   51-0283071
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


              375 Park Avenue, Suite 3201, New York, New York 10152
          -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 752-1356


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.

      On December 31, 2004, Alleghany Corporation issued a press release announcing the completion of the merger of its wholly owned subsidiary Heads & Threads International LLC with and into HTI Acquisition LLC, an acquisition vehicle formed by a private investor group led by Heads & Threads management and by Capital Partners, Inc. Under the terms of the transaction, Alleghany received merger consideration of approximately $54 million in cash, subject to adjustment based upon net book value at closing. A copy of the press release issued on December 31, 2004 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits. The following exhibits accompany this report:

              Exhibit Number                 Exhibit Description

                  99.1 Press Release Announcing the Completion of the Merger of Heads & Threads International LLC with HTI Acquisition LLC


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLEGHANY CORPORATION


Date: January 5, 2004               By:          /s/ Peter R. Sismondo
                                            ------------------------------------
                                              Name:  Peter R. Sismondo
                                              Title: Vice President


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                                Index to Exhibits

Exhibit Number      Exhibit Description

     99.1 Press Release Announcing the Completion of the Merger of Heads & Threads International LLC with HTI Acquisition LLC


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